SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): April 25, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) By a statement of consent approved by the Board of Directors on April 25, 2005, the Board of Directors elected Finn Berg Jacobsen as a director. Mr. Jacobsen joined the Company's Board of Directors effective April 25, 2005 as a Class A director and his term will expire on June 23, 2005. Mr. Jacobsen is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

On April 28, 2005, the Company issued a press release announcing Mr. Jacobsen's appointment to the Board of Directors. The Press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release issued by Company on April 28, 2005

ALPHARMA INC.
By: /s/ Matthew Farrell
Matthew Farrell Executive Vice President and Chief Financial Officer

Date: April 28, 2005